Exhibit (h.58)

BLACKROCK RULE 12d1-4

FUND OF FUNDS INVESTMENT AGREEMENT

THIS FUND OF FUNDS INVESTMENT AGREEMENT (the “Agreement”), dated as of January 19, 2022 (the “Effective Date”), is made by and between each registered open-end investment company (each, a “Registrant”), on behalf of each portfolio series of each such Registrant listed on Schedule A or Schedule B hereto, or if the relevant Registrant has no portfolio series, then the relevant Registrant (as applicable, each an “Acquiring Fund” or “Acquired Fund” pursuant to the applicable schedule), each severally and not jointly.

WHEREAS, each Registrant is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, and Section 12(d)(1)(B) limits the extent to which a registered investment company, its principal underwriter or registered brokers or dealers may knowingly sell shares of such registered investment company to other investment companies;

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Acquired Funds, in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule; and

WHEREAS, an Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule;

NOW THEREFORE, in accordance with the Rule, the Acquiring Funds and the Acquired Funds desire to set forth the following terms pursuant to which the Acquiring Funds may invest in the Acquired Funds in reliance on the Rule and certain additional terms of investment as provided below.

1.	Terms of Investment.

(a)

In order to help reasonably address the risk of undue influence on an Acquired Fund by an Acquiring Fund, and to assist the Acquired Fund’s investment adviser with making the required findings under the Rule, each Acquiring Fund and each Acquired Fund agree as follows:

(i)

In-kind redemptions. The Acquiring Fund acknowledges and agrees that, if and to the extent consistent with the Acquired Fund’s registration statement, as amended from time to time, the Acquired Fund may honor any redemption request partially or wholly in-kind in the sole discretion of the Acquired Fund (which discretion of the Acquired Fund shall include the selection of portfolio securities to distribute in-kind), even where such Acquired Fund does not ordinarily satisfy redemption requests in-kind (particularly in the case of Acquired Funds that are not exchange-traded funds).

(ii)	Timing/advance notice of redemptions.

1.

With respect to Enumerated Funds (as defined on Schedule B), the Acquiring Fund will use reasonable efforts to provide the required advanced notification specified in the 12d1-4 List (as defined below). Such notice shall be provided to the Acquired Fund(s) whenever practicable and consistent with the Acquiring Fund’s best interests. This provision shall only apply in connection with any investment made by an Acquiring Fund in an Acquired Fund in excess of the limits in Section 12(d)(1)(A)(i) of the 1940 Act. For the avoidance of doubt, in the instance where the Acquired Fund is an exchange-traded fund, the requirements of this paragraph (1) shall not apply to transactions in which an Acquiring Fund did not know or have reason to know that such transaction would result in a redemption transaction with the Acquired Fund (such as where an Acquiring Fund sells shares in the secondary market).

2.

The Acquired Fund acknowledges and agrees that any notification provided pursuant to the foregoing is not a commitment to redeem and constitutes an estimate that may differ materially from the amount, timing and manner in which a redemption request is submitted, if any.

(iii)

Scale of investment. Upon a reasonable request by an Acquired Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline of its investment in the Acquired Fund and the scale of its contemplated investments in the Acquired Fund.

(b)

In order to assist the Acquiring Fund’s investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide each Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund with reference to the Rule. Such fee and expense information shall be limited to that which is made publicly available by the Acquired Fund.

2.	Representations of the Acquired Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Acquired Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

3.	Representations of the Acquiring Funds.

(a)

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Acquiring Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule with respect to its investment in such Acquired Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

(b)	An Acquiring Fund shall promptly notify an Acquired Fund:

i.	of any purchase or acquisition of shares in an Acquired Fund that causes such Acquiring Fund to hold 3% or more of such Acquired Fund’s total outstanding voting securities;

ii.	of any purchase or acquisition of shares in an Acquired Fund that causes such Acquiring Fund to hold 5% or more of such Acquired Fund’s total outstanding voting securities;

iii.	where an Acquiring Fund and its Advisory Group (as defined in the Rule), individually or in the aggregate, hold more than 25% of such Acquired Fund’s total outstanding voting securities; and

iv.	if at any time an Acquiring Fund no longer holds voting securities of an Acquired Fund in excess of an amount noted in (i), (ii), or (iii) above.

(c)

Notwithstanding anything herein to the contrary, any Acquiring Fund that has an “affiliated person” (as defined under the 1940 Act) that is: (i) a broker-dealer, (ii) a broker-dealer or bank that borrows as part of a securities lending program, or (iii) a futures commission merchant or a swap dealer, will: (a) not make an investment in an Acquired Fund that causes such Acquiring Fund to hold 5% or more of such Acquired Fund’s total outstanding voting securities without prior approval from the Acquired Fund, and (b) notify the Acquired Fund if any investment by the Acquiring Fund that complied with (a) at the time of purchase no longer complies.

(d)	The requirements set forth in Sections 3(b)(i), 3(b)(ii), and 3(c) shall not apply where the Acquiring Fund’s full portfolio is sub-advised by any affiliate of BlackRock, Inc.

(e)

An Acquiring Fund shall provide an Acquired Fund with information regarding the amount of such Acquiring Fund’s investments in the Acquired Fund, and information regarding affiliates of the Acquiring Fund, upon the Acquired Fund’s reasonable request.

(f)

Each Acquiring Fund acknowledges that it may not rely on this Agreement to invest in the Ineligible Funds (as defined in Schedule B) and that the Enumerated Funds are subject to certain additional conditions described on the list of Ineligible Funds and Enumerated Funds (the “12d1-4 List”). Each Acquiring Fund acknowledges that the 12d1-4 List is available as described in Schedule B, and further acknowledges that it is an Acquiring Fund’s obligation to review the 12d1-4 List on an ongoing basis for any changes which may occur from time to time.

4.	Indemnification.

(a)

Each Acquiring Fund agrees to hold harmless and indemnify each Acquired Fund , including any of its principals, directors or trustees, officers, employees and agents, against and from any and all losses, expenses or liabilities incurred by or claims or actions (“Claims”) asserted against the Acquired Fund, including any of their principals, directors or trustees, officers, employees and agents, to the extent such Claims result from a violation or alleged violation by such Acquiring Fund, of any provision of this Agreement, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims; provided that no Acquiring Fund shall be liable for indemnifying any Acquired Fund for any Claims resulting from violations that occur directly as a result of incomplete or inaccurate information provided by the Acquired Fund to such Acquiring Fund pursuant to terms and conditions of this Agreement.

(b)

Each Acquired Fund agrees to hold harmless and indemnify an Acquiring Fund, including any of its principals, directors or trustees, officers, employees and agents, against and from any and all losses, expenses or liabilities incurred by or Claims asserted against the Acquiring Fund, including any of its principals, directors or trustees, officers, employees and agents, to the extent such Claims result from a violation or alleged violation by such Acquired Fund of any provision of this Agreement, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims; provided that no Acquired Fund shall be liable for indemnifying any Acquiring Fund for any Claims resulting from violations that occur directly as a result of incomplete or inaccurate information provided by the Acquiring Fund to such Acquired Fund pursuant to terms and conditions of this Agreement.

(c)

Any liability pursuant to the forgoing provisions shall be several and not joint. In any action involving the parties under this Agreement, the parties agree to look solely to the individual series of the Acquiring Fund(s) or Acquired Fund(s) that is/are involved in the matter in controversy and not to any other series.

5.	Use of Name.

(a)

To the extent an Acquiring Fund refers to one or more Acquired Funds in any prospectus, statement of additional information or otherwise (but not in the financial statements of the Acquiring Fund when the Acquired Fund is listed as a holding), each Acquiring Fund agrees to:

i.

Refer to such Acquired Fund by its legal name, for example, the “iShares® [Index Provider (when required)] [Exposure] ETF” (e.g., iShares U.S. Financial Services ETF or iShares Core S&P 500 ETF or iShares MSCI ACWI ETF) upon first reference to such Acquired Fund, and by its legal name or its ticker symbol for subsequent references; and

ii.	Include the following notice within reasonable proximity to the first reference to such Acquired Fund, as applicable:

iShares® is a registered trademark of BlackRock, Inc. or its subsidiaries (“BlackRock”). Neither BlackRock nor the iShares® Funds make any representations regarding the advisability of investing in [Name of Acquiring Fund].

BlackRock is a registered trademark of BlackRock, Inc. or its subsidiaries (“BlackRock”). Neither BlackRock nor the BlackRock Funds make any representations regarding the advisability of investing in [Name of Acquiring Fund].

No Acquiring Fund shall use the name or any tradename, trademark, service mark, symbol or any abbreviation, contraction or simulation thereof of the Acquired Fund, BlackRock or any of their affiliates in its shareholder communications, advertising, sales literature and similar communications (other than a prospectus, statement of additional information, fact sheet or similar disclosure document, or shareholder report) unless it first receives prior written approval (including approval through written electronic communications) of the Acquired Fund or BlackRock, except that the Acquiring Fund and/or its affiliates may identify an Acquired Fund in a listing of the holdings of the Acquiring Fund. Additionally, no Acquiring Fund shall use any logo of the Acquired Fund or of BlackRock without entering into a separate trademark license agreement with BlackRock.

6. Notices.

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below. Either party may notify the other in writing of any changes to these notice provisions. For the avoidance of doubt, it is acknowledged and agreed that no notice is required hereunder to update, supplement or otherwise amend the 12d1-4 List.

If to the Acquiring Funds:	If to the Acquired Funds:

As set forth on Schedule C	iShares ETFs:
Email: Group12d14@blackrock.com

BlackRock Mutual Funds and Active ETFs:
Email:
GroupOfficeofRegisteredFunds@blackrock.com

7.	Additional Acquiring Funds.

In the event that an Acquiring Fund wishes to include one or more series in addition to those originally set forth on Schedule A, the Acquiring Fund shall so notify the Acquired Fund in writing, and if the Acquired Fund agrees in writing, such series shall hereunder become an Acquiring Fund, and Schedule A shall be amended accordingly.

8.	Governing Law; Counterparts.

(a)	This Agreement will be governed by Delaware law without regard to choice of law principles.

(b)

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An electronic copy of a signature received in Portable Document Format (PDF) or a copy of a signature received via a fax machine shall be deemed to be of the same force and effect as an original signature on an original executed document.

9.	Term and Termination; Assignment; Amendment.

(a)

This Agreement shall be effective for the duration of the Acquired Funds’ and the Acquiring Funds’ reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time. While the terms of the Agreement shall only be applicable to investments in Acquired Funds made in reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 9(b).

(b)

This Agreement shall continue until terminated in writing by either party upon 30 days’ notice to the other party. Upon termination of this Agreement, the Acquiring Fund may not purchase additional shares of the Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule.

(c)	This Agreement may not be assigned by either party without the prior written consent of the other.

(d)	Other than as set forth in Sections 6 and 7 above, this Agreement may be amended only by a writing that is signed by each affected party.

(e)

In the case of any Acquired Fund or Acquiring Fund that is a Massachusetts business trust (each, a “Massachusetts Trust”), a copy of the Declaration of Trust of each Massachusetts Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that no trustee, officer, employee, agent, employee or shareholder of a Massachusetts Trust shall have any personal liability under this Agreement, and that this Agreement is binding only upon the assets and property of the applicable series of each Massachusetts Trust. For the avoidance of doubt, no director, trustee, officer, employee, agent, employee or shareholder of any other Registrant shall have any personal liability under this Agreement, and that this Agreement is binding only upon the assets and property of the applicable series of each such Registrant.

10.

Termination of Prior Agreements. The execution of this Agreement shall be deemed to constitute the termination as of the Effective Date of any and all prior agreements between an Acquiring Fund and an Acquired Fund that relates to the investment by any Acquiring Fund in any Acquired Fund in reliance on a participation agreement, exemptive order or other arrangement among the parties intended to achieve compliance with Section 12(d)(1) of the 1940 Act (the “Prior Section 12 Agreements”). The parties hereby waive any notice provisions, conditions to termination, or matters otherwise required to terminate such Prior Section 12 Agreements.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

EACH ACQUIRING FUND REGISTRANT LISTED ON SCHEDULE A HERETO,

ON BEHALF OF ITSELF AND ITS RESPECTIVE SERIES LISTED ON SCHEDULE A,

SEVERALLY AND NOT JOINTLY.

By:
Name:	Timothy Clemens
Title:	Executive Director

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THE FOLLOWING ACQUIRED FUND REGISTRANTS LISTED ON SCHEDULE B

HERETO, EACH ON BEHALF OF ITS APPLICABLE SERIES

BlackRock ETF Trust
BlackRock ETF Trust II

By:
Name:	Jennifer McGovern
Title:	Vice President

THE FOLLOWING ACQUIRED FUND REGISTRANTS LISTED ON SCHEDULE B

HERETO, EACH ON BEHALF OF ITS APPLICABLE SERIES

iShares Trust
iShares, Inc.
iShares U.S. ETF Trust

By:
Name:	Paul c. Lohrey
Title:	Assistant Secretary

AMENDMENT NO. 1

FUND OF FUNDS INVESTMENT AGREEMENT

THIS AMENDMENT NO. 1 TO FUND OF FUNDS INVESTMENT AGREEMENT (the “Amendment”) is made as of the 14th day of July 2022, by and among each registered open-end investment company (each, a “Registrant”), on behalf of each portfolio series of each such Registrant listed on Schedule A or Schedule B thereto, or if the relevant Registrant has no portfolio series, then the relevant Registrant (as applicable, each an “Acquiring Fund” or “Acquired Fund” pursuant to the applicable schedule thereto), each severally and not jointly.

WHEREAS, the Registrants entered into that certain Fund of Funds Investment Agreement dated as of January 19, 2022, as may be amended from time to time (the “Agreement”);

WHEREAS, Section 9(d) of the Agreement provides that the Agreement may be amended by a writing that is signed by each affected party;

WHEREAS, the Registrants each desire to amend the Agreement to add BlackRock Funds V as a “Registrant” under the Agreement (“New Registrant”), on behalf of itself and BlackRock High Yield Bond Portfolio (“New Acquired Fund”), pursuant to the terms and conditions contained therein; and

WHEREAS, New Registrant, on behalf of itself and the New Acquired Fund, desires to become a party to the Agreement pursuant to the terms and conditions contained therein.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Amendment hereby agree to the following:

I. JOINDER AND AMENDMENT

(a) Joinder. The parties hereto agree that, effective upon execution of this

Amendment, the New Registrant, on behalf of itself and the New Acquired Fund, shall become a party to the Agreement and shall thereafter be a “Registrant” and its series an “Acquired Fund” (as such terms are defined and used in the Agreement), and shall be bound by all covenants, agreements, terms and conditions applicable to it as set forth therein and herein.

(b) Amended Schedule B. The current Schedule B to the Agreement is hereby deleted in its entirety, and the new Schedule B attached hereto is substituted in lieu thereof and shall hereafter constitute Schedule B to the Agreement.

II. MISCELLANEOUS

(a) No Further Amendment. Except as expressly amended hereby, the Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement.

(b) Representations and Warranties. All representations and warranties contained in the Agreement are true and correct in all respects as of the date hereof.

(c) Effect of Amendment. This Amendment shall form a part of the Agreement for all purposes and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Agreement shall be deemed a reference to the Agreement as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.

(d) Governing Law. This Amendment shall be governed by and construed in accordance with the laws governing the Agreement.

(e) Separability Clause. If any provision of this Amendment is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof and the provisions of the Agreement will be considered severable and will not be affected thereby, and every remaining provision hereof and provision of the Agreement will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

(f) Counterparts. This Amendment may be executed in two or more counterparts, including electronically scanned copies thereof sent by electronic mail, each of which is deemed an original but all of which together constitute one and the same instrument.

(g) Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

EACH ACQUIRING FUND REGISTRANT LISTED ON SCHEDULE A HERETO, ON BEHALF OF ITSELF AND ITS RESPECTIVE SERIES LISTED ON SCHEDULE A, Severally and Not Jointly

By:
Name:	Timothy Clemens
Title:	Executive Director

THE FOLLOWING ACQUIRED FUND REGISTRANTS LISTED ON SCHEDULE B HERETO, EACH ON BEHALF OF ITSELF AND ITS APPLICABLE SERIES LISTED ON SCHEDULE B, Severally and Not Jointly

BlackRock ETF
Trust BlackRock
ETF Trust II

By:
Name:	Jennifer McGovern
Title:	Vice President

THE FOLLOWING ACQUIRED FUND REGISTRANTS LISTED ON SCHEDULE B HERETO, EACH ON BEHALF OF ITSELF AND ITS APPLICABLE SERIES LISTED ON SCHEDULE B, Severally and Not Jointly

iShares Trust
iShares, Inc.
iShares U.S. ETF Trust

By:
Name:	Paul C. Lohrey
Title:	Assistant Secretary

NEW REGISTRANT:

THE FOLLOWING ACQUIRED FUND REGISTRANT LISTED ON SCHEDULE B HERETO, ON BEHALF OF ITSELF AND ITS APPLICABLE SERIES LISTED ON SCHEDULE B, Severally and Not Jointly

BlackRock Funds V

By:
Name:	Jennifer McGovern
Title:	Vice President

Schedule A: Acquiring Funds

Amended: July 11, 2025

JPMorgan Trust I

JPMorgan California Tax Free Bond Fund

JPMorgan Corporate Bond Fund

JPMorgan Diversified Fund

JPMorgan Emerging Markets Debt Fund

JPMorgan Emerging Markets Equity Fund

JPMorgan Emerging Markets Strategic Debt Fund

JPMorgan Equity Focus Fund

JPMorgan Europe Dynamic Fund

JPMorgan Floating Rate Income Fund

JPMorgan Global Allocation Fund

JPMorgan International Global Bond Opportunities Fund

JPMorgan Hedged Equity Fund

JPMorgan Hedged Equity 2 Fund

JPMorgan Hedged Equity 3 Fund

JPMorgan High Yield Municipal Fund (formerly known as JPMorgan Tax High Yield Municipal Fund)

JPMorgan Income Fund

JPMorgan Income Builder Fund

JPMorgan Intermediate Tax Free Bond Fund

JPMorgan International Equity Fund

JPMorgan International Focus Fund (formerly known as JPMorgan International Unconstrained Equity Fund)

JPMorgan International Value Fund

JPMorgan U.S. Applied Data Science Value Fund (formerly known as JPMorgan Intrepid Value Fund)

JPMorgan Managed Income Fund

JPMorgan Mid Cap Equity Fund

JPMorgan New York Tax Free Bond Fund

JPMorgan Opportunistic Equity Long/Short Fund

JPMorgan Research Market Neutral Fund

JPMorgan Short Duration Core Plus Fund

JPMorgan Small Cap Blend Fund

JPMorgan Small Cap Equity Fund

JPMorgan U.S. Sustainable Leaders Fund (formerly known as JPMorgan Intrepid Advantage Fund)

JPMorgan SmartRetirement Income Fund

JPMorgan SmartRetirement 2025 Fund

JPMorgan SmartRetirement 2030 Fund

JPMorgan SmartRetirement 2035 Fund

JPMorgan SmartRetirement 2040 Fund

JPMorgan SmartRetirement 2045 Fund

JPMorgan SmartRetirement 2050 Fund

JPMorgan SmartRetirement 2055 Fund

JPMorgan SmartRetirement 2060 Fund

JPMorgan SmartRetirement Blend Income Fund

JPMorgan Trust I (continued)

JPMorgan SmartRetirement Blend 2025 Fund

JPMorgan SmartRetirement Blend 2030 Fund

JPMorgan SmartRetirement Blend 2035 Fund

JPMorgan SmartRetirement Blend 2040 Fund

JPMorgan SmartRetirement Blend 2045 Fund

JPMorgan SmartRetirement Blend 2050 Fund

JPMorgan SmartRetirement Blend 2055 Fund

JPMorgan SmartRetirement Blend 2060 Fund

JPMorgan Strategic Income Opportunities Fund

JPMorgan Tax Aware Equity Fund

JPMorgan Tax Aware Real Return Fund

JPMorgan Total Return Fund

JPMorgan U.S. Equity Fund

JPMorgan U.S. GARP Equity Fund (formerly known as JPMorgan Intrepid Growth Fund)

JPMorgan U.S. Large Cap Core Plus Fund

JPMorgan U.S. Research Enhanced Equity Fund (formerly known as JPMorgan Disciplined Equity Fund)

JPMorgan U.S. Small Company Fund

JPMorgan U.S. Value Fund (formerly known as JPMorgan Growth and Income Fund)

JPMorgan Unconstrained Debt Fund

JPMorgan Value Advantage Fund

JPMorgan Trust II

JPMorgan Core Bond Fund

JPMorgan Core Plus Bond Fund

JPMorgan Equity Income Fund

JPMorgan Equity Index Fund

JPMorgan Government Bond Fund

JPMorgan High Yield Fund

JPMorgan Investor Balanced Fund

JPMorgan Investor Conservative Growth Fund

JPMorgan Investor Growth Fund

JPMorgan Investor Growth & Income Fund

JPMorgan Large Cap Growth Fund

JPMorgan Large Cap Value Fund

JPMorgan Limited Duration Bond Fund

JPMorgan Market Expansion Enhanced Index Fund

JPMorgan Mid Cap Growth Fund

JPMorgan Mortgage-Backed Securities Fund

JPMorgan Short Duration Bond Fund

JPMorgan Short-Intermediate Municipal Bond Fund

JPMorgan Small Cap Growth Fund

JPMorgan Small Cap Value Fund

JPMorgan SMID Cap Equity Fund (formerly known as JPMorgan Intrepid Mid Cap Fund)

JPMorgan Sustainable Municipal Income Fund (formerly known as JPMorgan Municipal Fund)

JPMorgan Tax Free Bond Fund

J.P. Morgan Fleming Mutual Fund Group, Inc.

JPMorgan Mid Cap Value Fund

JPMorgan Institutional Trust

JPMorgan Core Bond Trust

JPMorgan Intermediate Bond Trust

J.P. Morgan Mutual Fund Investment Trust

JPMorgan Growth Advantage Fund

Undiscovered Managers Funds

Undiscovered Managers Behavioral Value Fund

J.P. Morgan Exchange-Traded Fund Trust

JPMorgan Diversified Return Emerging Markets Equity ETF

JPMorgan ActiveBuilders Emerging Markets Equity ETF (formerly known as JPMorgan Emerging Markets Equity Core ETF)

JPMorgan Inflation Managed Bond ETF

JPMorgan BetaBuilders Emerging Markets Equity ETF

JPMorgan Hedged Equity Laddered Overlay ETF

JPMorgan International Hedged Equity Laddered Overlay ETF

JPMorgan Trust IV

JPMorgan International Hedged Equity Fund

JPMorgan Equity Premium Income Fund

JPMorgan Emerging Markets Research Enhanced Equity Fund

JPMorgan SmartSpending 2015 Fund (formerly known as JPMorgan SmartSpending 2050 Fund)

JPMorgan SmartSpending 2020 Fund

JPMorgan Ultra-Short Municipal Fund

JPMorgan SmartRetirement Blend 2065 Fund

JPMorgan SmartRetirement 2065 Fund

Schedule B: Acquired Funds

Exchange-Traded Funds:

BlackRock ETF Trust

All Series

BlackRock ETF Trust II

All Series

iShares Trust

All Series

iShares, Inc.

All Series

iShares U.S. ETF Trust

All Series

Open-End Mutual Funds:

BlackRock Funds V

BlackRock High Yield Bond Portfolio

12d1-4 List. This Schedule B is amended to exclude any Acquired Fund that is at the time included on the list of funds that are not permissible as Acquired Funds (the “Ineligible Funds”) and is supplemented to include Acquired Funds that are subject to certain additional terms of investment as set forth in the Agreement (the “Enumerated Funds”), along with related requirements (the “12d1-4 List”), all such additional terms and requirements being deemed incorporated by reference into the Agreement, which is maintained at https://www.ishares.com/us/literature/shareholder-letters/blackrock-12d1- 4-list.pdf, as such site is amended, supplemented or revised and in effect from time to time.

Schedule C: Notice for Acquiring Funds

JPMorgan Funds

277 Park Avenue, 8th Floor

New York, N.Y. 10172

Attention: US Product Implementation

Email: US_Product_Implementation@. jpmorgan.com